FAO Mr. Raymon Paquette

Canadian Mining Company Inc.

2300-1066 W. Hastings St

Vancouver, BC

25th September 25, 2013

Dear Sirs,

I am writing to confirm according to our January 21 2013 Option and Joint Venture made among Canadian Mining Company Inc., Canmin Mexico S.A.DE C.V and Ironwood Gold Corp. Ironwood elects to terminate First Option under item 3.7, 3.8a and 3.8b ... and delivers the First Option Termination Notice to Canadian Mining for San Bernardo Project, effective immediately.

Furthermore according to January 22 2013 OPTION and JOINT VENTURE made among Canadian Mining Company Inc., Canadian Mining of Arizona and Ironwood Gold Corp. Ironwood elects to terminate First Option under item 3.6, 3.7[a] and [b] delivers First Option Termination Notice to Canadian Mining for Bullard Pass, effective immediately.

Best regards,

Behzad Shayanfar

USA Office	UK Office
7047 East Greenway Parkway, Suite 250,	2nd Floor, Berkeley Square House,
Scottsdale, AZ, 85254	Berkeley Square, London, UK, W1J 6BD

TEL: 1-888-356-4942 EMAIL: info@ironwoodgold.com WEB: www.ironwoodgold.com OTCBB: IROG